Exhibit 99.1

NOTICE OF REDEMPTION IN FULL
ON OCTOBER 1, 2009

8.75% Senior Subordinated Notes due 2013 of
Pinnacle Entertainment, Inc.
CUSIP No. 723456AA7*

NOTICE IS HEREBY GIVEN, pursuant to Section 3.3 of that certain First Supplemental Indenture dated as of September 25, 2003 (the “Supplemental Indenture”), by and among Pinnacle Entertainment, Inc., a Delaware corporation (the "Company”), as issuer, the guarantors referred to in the Supplemental Indenture, and The Bank of New York, as trustee (now The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York) (the "Trustee"), which supplements that certain Indenture, dated as of September 25, 2003, among the Company, the guarantors referred to therein, and the Trustee, pertaining to the Company’s 8.75% Senior Subordinated Notes due 2013 (the “Notes”), that all outstanding Notes, totaling $9,535,000 in aggregate principal amount, will be redeemed on October 1, 2009 (the “Redemption Date”). The terms of the redemption shall be as follows:

a) The Notes are being redeemed pursuant to Paragraph 5 of the Notes and Section 3.7(a) of the Supplemental Indenture.

b) The redemption price shall be equal to one hundred two and nine hundred seventeen thousandths percent (102.917%) of the principal amount of the Notes, together with accrued and unpaid interest on the principal amount of the Notes to, but excluding, the Redemption Date (the “Redemption Price”).

c) The Redemption Price for a beneficial interest in a Note will be paid on or after the Redemption Date only upon presentation and surrender of such Note to the Trustee (which is also the Paying Agent) at the following address: The Bank of New York Mellon Trust Company, N.A., 111 Sanders Creek Parkway, East Syracuse, New York 13057 – Corporate Trust Operations, Redemption Unit.

d) Interest on the Notes will cease to accrue on and after the Redemption Date, unless the Company defaults in making the redemption payment.

* The Trustee is not responsible for the selection or use of the CUSIP number, and no representation is made as to the correctness or accuracy of the CUSIP number set forth above or printed on the Notes. The CUSIP number set forth above is included solely for the convenience of the holders of Notes.

This Notice of Redemption in Full is dated August 31, 2009.

PINNACLE ENTERTAINMENT, INC
Issuer